Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of Host Europe Holdings Limited dated March 31, 2017, (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to the restatement of comparative information for 2015 and 2014), appearing in the Current Report on Form 8-K of GoDaddy Inc. dated May 3, 2017.

/s/ Deloitte LLP
Reading, United Kingdom
November 8, 2017